Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of August 20, 2025 (this “Supplemental Indenture”), to the Indenture, dated as of December 20, 2019, among Calpine Corporation, a Delaware corporation (“Calpine” or the “Company”), each of the guarantors party to the Indenture (as defined below) (the “Guarantors”) and Wilmington Trust, National Association, as Trustee (the “Trustee”) (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”).

WHEREAS, Calpine, the Guarantors and the Trustee are parties to the Indenture, pursuant to which Calpine issued its 4.500% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, Section 9.01(1) of the Indenture provides that Calpine, the Guarantors and the Trustee, without the consent of any Holder, may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency in the Indenture in a manner that does not adversely affect the rights of any Holder; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or performed.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

ARTICLE 2
AMENDMENTS

Section 2.01. Amendments.

(a)          Section 4.10 of the Indenture is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:

Section 4.10          Corporate Existence

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)          its corporate, partnership or other existence, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

(2)          the rights (charter and statutory), licenses and franchises of the Company and the Guarantors; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Guarantors, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders and (b) if a Guarantor is to be dissolved, such Guarantor has no assets.

ARTICLE 3
EFFECT; EFFECTIVENESS; RATIFICATION

Section 3.01. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

Section 3.02. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 3.03. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as, and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE 4
MISCELLANEOUS PROVISIONS

Section 4.01. Concerning the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of Calpine and the Guarantors, and not of the Trustee.

Section 4.02. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.03. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.04. Counterparts. . This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CALPINE CORPORATION

By:	/s/ Bryan Kimzey
	Name:	Bryan Kimzey
	Title:	Senior Vice President, Finance and Treasurer

GUARANTORS

By:	/s/ Bryan Kimzey
	Name:	Bryan Kimzey
	Title:	Vice President of each of the Guarantors listed on Annex A-I hereto

By:	/s/ Diana Woodman Hammett
	Name:	Diana Woodman Hammett
	Title:	Vice President of each of the Guarantors listed on Annex A-II hereto

Signature Page to First Supplemental Indenture (4.500% Senior Secured Notes due 2028)

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ Karleen R. Bratland
	Name:	Karleen R. Bratland
	Title:	Assistant Vice President

Signature Page to First Supplemental Indenture (4.500% Senior Secured Notes due 2028)

ANNEX A-I to

Signature Page to

First Supplemental Indenture

Guarantor

Anacapa Land Company, LLC	Calpine Mid-Atlantic Energy, LLC
Anderson Springs Energy Company, LLC	Calpine Mid-Atlantic Generation, LLC
Aviation Funding Corp.	Calpine Mid-Atlantic Marketing, LLC
CalGen Expansion Company, LLC	Calpine MVP, LLC
CalGen Project Equipment Finance Company Three, LLC	Calpine New Jersey Generation, LLC
Calpine Administrative Services Company, Inc.	Calpine Northbrook Holdings Corporation
Calpine Auburndale Holdings, LLC	Calpine Northbrook Investors, LLC
Calpine Bethlehem, LLC	Calpine Northbrook Project Holdings, LLC
Calpine c*Power, Inc.	Calpine Operations Management Company, Inc.
Calpine CalGen Holdings, LLC	Calpine Power Company
Calpine Central Texas GP, Inc.	Calpine Power Management, LLC
Calpine Central, Inc.	Calpine Power, Inc.
Calpine Central-Texas, Inc.	Calpine PowerAmerica, LLC
Calpine Cogeneration Corporation	Calpine PowerAmerica - CA, LLC
Calpine Eastern Corporation	Calpine PowerAmerica - ME, LLC
Calpine Edinburg, Inc.	Calpine Project Holdings, Inc.
Calpine Energy Services GP, LLC	Calpine Solar, LLC
Calpine Energy Services LP, LLC	Calpine Stony Brook, Inc.
Calpine Energy Services, L.P.	Calpine Stony Brook Operators, Inc.
Calpine Fuels Corporation	Calpine TCCL Holdings, Inc.
Calpine Generating Company, LLC	Calpine Texas Pipeline GP, LLC
Calpine Gilroy 1, LLC	Calpine Texas Pipeline LP, LLC
Calpine Global Services Company, Inc.	Calpine Texas Pipeline, L.P.
Calpine Hidalgo Energy Center, L.P.	Calpine University Power, Inc.
Calpine Hidalgo Holdings, Inc.	Calpine Vineland Solar, LLC
Calpine Hidalgo, Inc.	Channel Energy Center, LLC
Calpine Kennedy Operators, Inc.	Corpus Christi Cogeneration, LLC
Calpine KIA, Inc.	CPN 3rd Turbine, Inc.
Calpine King City, Inc.	CPN Acadia, Inc.
Calpine Leasing Inc.	CPN Cascade, Inc.
Calpine Long Island, Inc.	CPN Pipeline Company
Calpine Magic Valley Pipeline, LLC	CPN Pryor Funding Corporation
CPN Clear Lake, Inc.	CPN Telephone Flat, Inc.

A-I-1

ANNEX A-I to

Signature Page to

First Supplemental Indenture

Deer Park Energy Center LLC
Deer Park Holdings, LLC
Delta Energy Center, LLC
Freestone Power Generation, LLC
GEC Bethpage Inc.
Geysers Power I Company, LLC
Idlewild Fuel Management Corp.
JMC Bethpage, Inc.
Los Medanos Energy Center LLC
Magic Valley Pipeline, L.P.
Metcalf Energy Center, LLC
Metcalf Holdings, LLC
Modoc Power, Inc.
New Development Holdings, LLC
Pastoria Energy Center, LLC
Pastoria Energy Facility L.L.C.
Pine Bluff Energy, LLC
Stony Brook Cogeneration Inc.
Stony Brook Fuel Management Corp.
Sutter Dryers, Inc.
Texas Cogeneration Five, Inc.
Thermal Power Company, LLC
Zion Energy LLC

A-I-2

ANNEX A-II to

Signature Page to

First Supplemental Indenture

Guarantor

Calpine Construction Management Company, Inc.
Calpine Mid-Atlantic Operating, LLC
Calpine Operating Services Company, Inc.

A-II-1